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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Phoenix Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 16 to Registration Statement No. 2-77068 of our report dated September 6, 1995 appearing in the statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 21, 1995